EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exar Corporation

Fremont, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147154 and 333-147153) and Form S-8 (Nos. 333-179730, 333-170417,333-145741, 333-138839, 333-96967, 333-55082, 333-48226, 333-31120, 333-69381, 333-37369, 333-37371 and 033-58991) of Exar Corporation of our reports dated June 12, 2013, relating to the consolidated financial statements and the effectiveness of Exar Corporation’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
June 12 , 2013